UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): MARCH 2, 2010
FIBROCELL SCIENCE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 713-6000
ISOLAGEN, INC.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Securities Purchase Agreement
On March 2, 2010, Fibrocell Science, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers in the aggregate 5,076,667 shares of Company common stock (“Common Stock”) at a purchase price of $0.75 per share. Each Purchaser will also receive a warrant to purchase the same number of shares of Common Stock acquired in the offering at an exercise price of $0.98 per share (the “Warrants”). The financing is subject to customary closing conditions. None of the shares to be issued to the investors nor the shares underlying the warrants to be issued to the investors or the placement agents will be or have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The aggregate purchase price paid by the Purchasers for the Common Stock and the Warrants will be $3,807,500. The Company intends to use the proceeds for working capital purposes.
Viriathus Capital LLC and John Carris Investments LLC were co-placement agents for the transaction, and will receive cash compensation of $304,600 and warrants to purchase 406,133 shares of Common Stock at an exercise price of $0.75 per share upon the closing.
The form of the Purchase Agreement is attached hereto as Exhibit 10.1.
Warrants
Each of the Warrants is exercisable immediately and have a five-year term. The initial exercise price of the Warrants is $0.98 per share and the Warrants may be exercised on a cash-less basis and are non-redeemable. With certain exceptions, if, at any time while the Warrants are outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents at an effective price per share that is lower than the then exercise price of the relevant Warrant, then the exercise price of such Warrant will be reduced to equal the lower price and the number of shares purchasable by the warrants will be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment. If the Company enters in a Fundamental Transaction (which is defined in the Warrants), then at the Warrant holder’s option, exercisable at any time concurrently with, or within 30 days after, the announcement of a Fundamental Transaction, the Company must redeem all or any portion of the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of this Warrant on or prior to the date of the consummation of such Fundamental Transaction. Any cash payments to be made pursuant to the preceding sentence shall have priority to payments to holders of Common Stock in connection with a Fundamental Transaction. The assumptions to be used in calculating the Black Scholes value are set forth in Schedule 1 to the Warrant.
The form of Warrant is attached hereto as Exhibit 4.1.
Registration Rights Agreement
In connection with the Purchase Agreement, the Company also entered into Registration Rights Agreements with the Purchasers, which requires the Company to register the resale of the shares of Common Stock issued and the shares of Common Stock underlying the Warrants issued. The Company is required to file the registration statement within five business days after filing its Form 10-K and the registration statement must be declared effective within 90 days of the filing date (120 days if the registration statement is fully reviewed by the SEC), or the Company will be required to pay liquidated damages as set forth in the agreement.
The form of the Registration Rights Agreement is attached hereto as Exhibit 10.2.
The above description of the material terms of the transactions is qualified in its entirety by reference to the documents attached hereto as Exhibits 4.1, 10.1, and 10.2, which are incorporated herein by reference.

In October 2009, the Company completed an offering of Series A Preferred Stock, Class A Warrants and Class B Warrants (the “October 2009 Offering”). Each of the foregoing securities were subject to certain anti-dilution provisions, which provisions require the lowering the of conversion price or exercise price, as applicable, to the purchase price in the current offering, or $0.75, and with respect to the warrants, the number of shares issuable under the warrants issued in the October 2009 Offering will be proportionately increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.
Item 3.02. Unregistered Sales of Equity Securities
The information contained in Item 1.01 is hereby incorporated by reference. The securities were sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Purchaser represented that it was an “accredited investor” as defined in Regulation D.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit

4.1	Form of Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement dated March 2, 2010

10.2	Form of Registration Rights Agreement dated March 2, 2010
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.
Date: March 2, 2010	By:	/s/ Declan Daly
Declan Daly,
Chief Operating Officer